MOBILE HOME PARK
                           PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT is made effective the 13th day of May, 1997, by and between:

                  SELLER:  FAE MOBILE HOME PROPERTIES (1974), a
                                    Pennsylvania limited partnership
                                    2 Ponds Edge Drive
                                    Chadds Ford, PA 19317


                  BUYER:   HFIC INC., a Missouri corporation
                                    c/o Property Asset Management
                                    1873 S. Belleaire Street, 17th Floor
                                    Denver, CO  80222

                                   WITNESSETH:

         WHEREAS, Seller is the fee simple owner of certain commonly known as PARK ROYALE MOBILE HOME PARK located in Pinellas County, Florida, more particularly described in Exhibit "A" attached hereto and made a part hereof (together with all rights and easements appurtenant thereto and all permanent improvements, fixtures and utility systems thereon, being hereinafter collectively referred to as the "Real Property"); and

         WHEREAS, Seller desires to sell and Buyer desires to purchase the Real Property and all personal property, fixtures and equipment described in the Schedule of Personal Property attached hereto as Exhibit "B" and made a part hereof (the "Personal Property"), together with all of Seller's right, title and interest in and to (a) rights of way, reservations, privileges, appurtenances and other estates and rights of Seller pertaining to the Real Property and improvements; (b) each of the Leases (as defined in paragraph 7 herein) and all modifications and amendments thereof, together with all security deposits in Seller's possession; (c) each of the Service Contracts (as defined in paragraph 4 herein); (d) all licenses, warranties and guaranties, if any, and all benefits thereof, which effect the improvements on the Real Property or any component thereof; (e) utility rights, all permits, impact fee credits, if available, plans and specifications, site plans, and all marketing, environmental, engineering, architectural reports, if any, of Seller; (f) occupancy permits and certificates and all other licenses and approvals issued with reference to the Property by any governmental or quasi-governmental body or authority; (g) all advertising brochures, and any and all rights to use existing trade names affecting the Property; under the terms and conditions set forth herein (the aforesaid Real Property and Personal Property, together with all of the foregoing items listed in clauses (a) through (g) above, being hereinafter collectively referred to as the "Property").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, together with other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to buy the Property on and under the terms and conditions herein set forth.

          1. RECITALS. The above recitals are true and correct and are incorporated herein by reference.


          2. PURCHASE PRICE. The purchase price for the Real Property shall be FIVE MILLION NINE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($5,950,000.00) and for the Personal property shall be FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00), for a total purchase price (the "Purchase Price") of SIX MILLION AND 00/100 DOLLARS ($6,000,000.00), and shall be payable as follows:

                 (a) Earnest Money Deposit. As an earnest money deposit (the "Earnest Money Deposit"), Buyer has deposited with Ruden, McClosky, Smith, Schuster & Russell, P.A., 150 Second Avenue North, Seventeenth Floor, St. Petersburg, Florida 33701, (the "Escrow Agent"), the sum of ONE HUNDRED AND NO/100 DOLLARS ($100.00) upon the execution of this Agreement by Buyer, which sum shall be held in escrow and credited toward the Purchase Price at closing or otherwise disbursed by Escrow Agent in accordance with the terms of this Agreement.

                 (b) Cash. Cash at closing in the amount of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00), less any credits, adjustments or prorations due to Buyer as provided herein payable by locally drawn cashier's check or Federal Reserve Bank wire.

                 (c) Earn-Out. Pursuant to a separate Earn-Out Agreement of even date, there is an additional contingent purchase price as described in the foregoing Earn-Out Agreement.

          3. KEY DOCUMENTS. Seller has furnished to Buyer the following information regarding Buyer's review of the Property:

                 (a) current certified rent roll;

                 (b) thirty-six months of operating statements for the Property;

                 (c) All Prospectuses for the Property in the forms approved by the Division of Florida Land Sales, Condominiums and Mobile Homes of the Department of Business and Professional Regulation;

                 (d) copies of any engineering, architectural, utilities, soils and asbestos reports;

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

                 (e) list and copies of all permits held, and consents of governmental authorizations required to operate the Property;

                 (f) form of tenant lease (attached to Prospectus);

                 (g) current Inspection Report prepared by Alexander Tudor, Architect;

                 (h) copies of notes, mortgages and any other existing financing documents;

                 (i) termite report;

                 (j) all applicable organizational and governing documents for Seller including partnership agreements, certificates of limited partnership, certificate of good standing, incumbency certificate, articles of organization, regulations and operating agreement (for an LLC);

                 (k) current environmental audits prepared by EnviroAssessments, Inc.; and

                 (l) summary letter from the Division of Florida Land Sales, Condominiums and Mobile Homes of the Department of Business and Professional Regulation regarding the Prospectus for the Property.

                  The   foregoing   shall  be   collectively   deemed  the  "Key
Documents".

          4. REPRESENTATIONS AND WARRANTIES.

                 (a) To induce Buyer to enter into this Agreement, Seller makes the following representations and warranties, to the best of Seller's knowledge and belief, all of which, except as otherwise provided herein, shall survive the Closing of title for a period of one year from the Closing Date (hereinafter defined):

                           (i)  Seller  is  a  validly  existing  and  organized
limited partnership under the laws of the State of Pennsylvania, is in good standing and authorized to do business in Florida, and has full power, authority and legal right to execute and deliver, and to perform its obligations under this Agreement, and such execution, delivery and performance will not conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order by which it is bound, or by any of the provisions of any contract to which Seller is a party or by which it is bound.

                           (ii) This Agreement and the obligations hereunder are
legal, valid and binding  obligations of Seller,  enforceable in accordance with


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

their terms, all required action and approvals have been duly taken and obtained, and there are no claims, defenses, personal or otherwise, or offset whatsoever to the enforceability or validity hereto.

                           (iii) All of the items,  lists and copies supplied or
made available to Buyer by Seller and his agents under this Agreement, including, but not limited to, the Key Documents, are all of such items and are true and correct (to the extent prepared by Seller or its employees), complete and current list and copies as of the date furnished. The agreements, representations and warranties made by Seller in this Agreement, in the documents, instruments, reports and other information delivered to Buyer hereunder, shall each be true and correct in all material respects on and as of the Closing Date (provided, to the extent any document, instrument or report delivered or made available to Buyer hereunder was not prepared by Seller or its employees, Seller does not warrant the correctness of, or the information contained in, such document, instrument or report, but only that it is a true and complete copy of such document, instrument or report, prepared by such third party and that Seller has no actual knowledge that any information contained therein is not true and correct), with the same force and effect as though they had been made or given on and as of the Closing Date, subject only to the qualifications that on the date of closing, Seller may update any of such documents, instruments, reports and other information to accurately reflect only such changes therein between the date hereof and the Closing Date as have occurred in the ordinary course of business or which are permitted by this Agreement and which, in either event, do not materially or adversely affect the Property or the operation thereof.

                           (iv) There are no outstanding claims, notices, orders
or directives delivered to or served upon Seller or its agents, or of which Seller is aware, issued by any department or agency of any government having jurisdiction over the Property, or by any private party which is the beneficiary of any recorded covenant, condition, restriction, easement or other right affecting the Property ("Private Rights"), alleging or pertaining to any violation of law, code or ordinance or of Private Rights affecting the Property or any part thereof, or requiring any work to be done upon or about the Property or any part thereof. Seller has not received any notice of, and to the best of Seller's knowledge there are no violations of any law, permit, code or ordinance or Private Rights affecting, pertaining to or committed on the Property or any portion thereof.

                           (v) Based on that certain  owner's  title  commitment
issued by Lawyers Title Insurance Corporation in connection with this transaction, and without any knowledge of Seller to the contrary, Seller has good, marketable, insurable and indefeasible fee simple title to the Real Property, free and clear of all liens, encumbrances, restrictions, security interests, covenants, conditions and other matters in any way affecting title to the Real Property other than current taxes, zoning regulations and those title


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

exceptions listed and described on Exhibit "C" attached hereto (the "Permitted Exceptions").

                           (vi) Seller has  received no notice of any pending or
threatened condemnation or similar proceeding affecting the Real Property or any part thereof and Seller has no knowledge that any such proceeding is presently contemplated; and the Property is free from damage or destruction due to any casualty loss except if described in the Inspection Report prepared by Alexander Tudor Architect.

                           (vii) *Seller has substantially complied with and the
Property is in material compliance with, all applicable laws, ordinances, regulations, orders, rules and restrictions pertaining to or affecting the ownership and operation of the Real Property and the sale thereof contemplated by this Agreement, including, but not by way of limitation, the Florida Mobile Home Act (Chapter 723, Florida Statutes) and, in particular ss. 723.011 and ss.
723.071 thereof.

                           (viii)  *Seller has complied with and the Property is
in compliance with the Florida Mobile Home Act (Chapter 723, Florida Statutes) and, in particular, Sections 723.011 and 723.071 thereof.

                           (ix) There are no  actions,  suits or other  legal or
administrative proceedings, including bankruptcy proceedings, pending or actually threatened, against or involving Seller or the Property and Seller is not aware of any facts which might result in any such action, suit or other proceeding.

                           (x) No goods or services have been  contracted for by
Seller or furnished to the Real Property on Seller's behalf which might give rise to any mechanic's liens upon or affecting all or any part of the Real Property.

                           (xi) The right to assign the name "Park Royale Mobile
Home Park" by which the Property is commonly known and to use that name in the operation of the Property has been assigned by the Seller to Buyer without warranty, provided, however, that Buyer shall not be legally bound or under any legal obligation to use said name.

                           (xii)  There  are no  leases  which  affect  the Real
Property except as set forth in the rent roll ("Rent Roll") delivered to Buyer (the "Leases") and the information contained on the Rent Roll is true and correct. All extensions and concessions are set forth on the Rent Roll. The form lease attached to the Prospectus delivered to Buyer is a true copy of the current lease form presently used for tenant Leases, complete with all amendments, modifications, options and extensions thereto.

                           (xiii) All of the security deposits, which term shall
include  any  interest  required  to be paid  thereon,  if any, in regard to the


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

Property, to which any tenants may have a claim, will be paid to Buyer on the date of Closing or will be applied in reduction of the payment due Seller at such time; thereafter, the responsibility for security deposits will be that of Buyer. Seller agrees to provide Buyer with an itemized schedule of such security deposits on the Closing Date.

                           (xiv)  Seller has not received  actual  notice of any
pending proceedings before any legal or administrative agency having jurisdiction over the Property with respect to any increase of real estate taxes or other assessments on the Property; to Seller's knowledge, there are no existing or pending assessments for public or capital improvements or the like;

                           (xv) *A prospectus of the type required under Chapter
723, Florida Statutes, has been provided, as applicable, to each tenant of the Property. The Prospectus for the Property most recently approved by the Division of Florida Land Sales, Condominiums and Mobile Homes contains all the terms and conditions that all tenants on the Property are operating under.

                           (xvi) Seller has not  contracted  for any services or
employment and has made no commitments or obligations therefor which will bind Buyer as a successor in interest with respect to the Property except those contracts listed in Exhibit "D" (the "Service Contracts"). At closing, Seller shall assign to Buyer all of its right, title and interest in and to the Service Contracts and warranties and guaranties; provided, however, that Buyer shall have the right after closing hereunder to terminate any such Service Contracts as of the Closing Date, unless termination is prohibited in any such Service Contract. Amounts paid or payable under the Service Contracts shall be prorated between the parties at the Closing and credits shall be given the parties as appropriate to such prorations.

                           (xvii) *The current use of the Property,  the Leases,
Prospectuses and rules and regulations are in compliance with the Florida and Federal Fair Housing Acts. Seller further represents and warrants that the use of the Property, the Leases, Prospectuses, and rules and regulations qualify the Property for the exemptions for housing for older persons under the Fair Housing Act of 1988 and the Florida Civil Rights Act, and substantially comply in all material respects with the rules published by the Department of Housing and Urban Development, specifically including, but not limited to, having significant facilities and services specifically designed to meet the physical or social needs of older persons.

                           (xviii) No rents or other deposits are or will on the
Closing Date be held by Seller, except for prepaid rents for the current month (which shall be prorated at Closing); and no commissions or other fees payable to any person, entity or agent are due on the rentals collected or to be collected under the Leases.

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

                           (xix) Based on  certificates,  licenses,  permits and
approvals, currently existing, including, as applicable, the Key Documents, the Property is and may be used for its current operation as a rental mobile home community and for the purposes for which the improvements thereon were constructed and may continue to operate, based upon laws and ordinances in effect on the date hereof, without violating any federal, state, local or any other governmental building, zoning, environmental, health, safety, platting, subdivision or other statute, ordinance or regulation or any applicable private restriction; and necessary permits for such use and operation have been obtained and are in full force and effect. No notice of violation of any of the foregoing has been received by Seller.

                           (xx) Based on the survey  prepared for the  Property,
no building or other improvement on the Property relies on any premises other than the Property to fulfill any governmental or applicable private requirement, except for appurtenant easements of record.

                           (xxi) To the best of Seller's  knowledge  and belief,
based upon existing certificates of occupancy and other certificates, licenses, permits, approvals and current zoning letter, all improvements on the Property fully conform in all material respects with all zoning regulations and building codes applicable at the time of their issuance (and Seller has received no notice of any changes that are required to be implemented at the Property) and with all private restrictions, and none of the buildings or improvements located on the Property are prior non-conforming structures under the current applicable zoning regulations.

                           (xxii) The  Property  is  currently  served by public
utility services, including, but not limited to, electrical, water, sanitary sewer, cable television, and telephone services, which services have been and presently are adequate and sufficient for operation of the buildings and improvements on the Property at full occupancy.

                           (xxiii)  *Seller hereby  represents and warrants that
during the period of its ownership and control over the Property, Seller has not knowingly permitted, and Seller has no knowledge of, (other than anything disclosed in the Environmental Site Assessment prepared by EnviroAssessments, Inc.) the presence, disposal, release or threatened release of any Hazardous Substance (as hereinafter defined) on, into, from or under the Property or improvements constructed thereon, by or through Seller, any tenant (present or former) or any party whatsoever. As used in this Agreement, the term "Hazardous Substance" means any waste oil, solvent mixture, or any hazardous, toxic or dangerous substance, waste or material which is or becomes regulated under any federal, state or local statute, ordinance, rule, regulation or other law now or hereafter in effect pertaining to environmental protection, contamination or


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clean-up,  including without  limitation any substance,  waste or material which now or hereafter is (i) designated as a "solid or hazardous substance" under or pursuant to the Federal Water Pollution Control Act (33 U.S.C. ss. 1257 et seq.), (ii) defined as a "hazardous waste" under or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), (iii) defined as a "hazardous substance" in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), (iv)
defined as a "hazardous air pollutant" under or pursuant to the Federal Clean Air Act (42 U.S.C. ss. 7401 et seq.), (v) defined as a hazardous, toxic or
dangerous   substance  under  or  pursuant  to  any  so-called   "Superfund"  or
"Superlien" law, (vi) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "pollutant," "hazardous substance," "hazardous material," "petroleum product," or "pollutant" under or pursuant to Florida's statutes and regulations, including without limitation, Chapter 376, Florida Statutes.

                           (xxiv) *Seller further  represents  that, to Seller's
knowledge (based solely on actual knowledge of Seller and upon existing environmental assessments, reports and studies prepared by EnviroAssessments, Inc.) there was no presence, disposal, release or threatened release of any Hazardous Substance on, from, or under the Property prior to Seller's acquisition of ownership or control of the Property.

                           (xxv) *Seller further represents and warrants that to
Seller's knowledge and based on that certain environmental assessment report prepared by EnviroAssessments, Inc., the Property (including underlying soil and groundwater conditions) is not currently in violation of any state, local, federal or other law, statute, regulation, code, ordinance, decree or order relating to hygienic or environmental conditions, and that during Seller's ownership of the Property, to Seller's knowledge, no party has used, generated, stored, or disposed of any flammable explosives, radioactive materials, Hazardous Substance, toxic substances or related materials, on, under or about the Property, except, if any, in accordance with applicable law.

         For purposes hereof, the terms "disposal", "release", and "threatened release" shall mean and include the definitions thereof set forth in the Comprehensive Environmental Response, Compensation and Liability Act and all other federal, state, county, local and other laws, ordinances, codes, statutes, rules, regulations, decrees and orders relating to or imposing liability or standards of conduct regarding environmental or hygienic matters.

                           (xxvi) *Seller represents, warrants, acknowledges and
agrees that the representations and warranties contained in that certain Indemnity Agreement that Buyer is required to provide to Pacific Mutual Life Insurance Company (a copy of which is attached hereto as Exhibit "F") in


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

connection with assumption of the Mortgage on the Property are true and correct and Seller makes such representations and warranties contained in such Indemnity Agreement to Buyer which are incorporated herein by reference (as made from Seller to Buyer).

                           (xxvii) No persons or entities have any rights to use
any improvements or amenities situate on the Property, with the exception of any easements shown on the owner's title commitment issued in connection with this transaction, any items shown on the current survey of the Property, tenants of the Property under the Leases and the rights of the respective lessees under the cable lease, if any.

                           (xxviii)  *Based on the current zoning letter for the
Property, and with no reason to suspect otherwise and with no actual notice to the contrary, the present use of the Property as a rental mobile home community with all existing amenities is a valid and permitted use under the zoning and land use codes applicable to the Property. In the event of a casualty, the current improvements and use of the Property could be rebuilt, including the current existing density and current approved density.

                           (xxix)  Seller  owns no  right of  first  refusal  or
option or similar rights regarding the purchase of any property contiguous to the land described in Exhibit "A" hereto and if Seller shall obtain any of the same prior to Closing, Seller covenants to so advise Buyer, and Buyer at its option, may require from Seller at Closing an assignment of such rights, without payment of additional consideration.

                           (xxx)  *Based  on, and  except as  disclosed  in that
certain Inspection Report prepared by Alexander Tudor Architect, the Property, to the extent applicable, and with no knowledge of such to the contrary, is in compliance with the Americans With Disabilities Act and Chapter 553 Florida Statutes and the Federal Fair Housing Act.

                  Notwithstanding anything to the contrary contained herein, the representations and warranties in paragraph 4(a) above which are noted with an asterisk (*) shall survive Closing and shall not be limited by the one-year survival language contained in paragraph 4(a) above.

                 (b) Buyer has the right, power and authority to enter into this Agreement and to perform its obligations hereunder and the persons executing this Agreement on behalf of Buyer have been duly authorized by Buyer to do so.

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

          5. TITLE INSURANCE.

                 (a) Seller has, at Seller's expense, delivered to Buyer and Buyer's attorney with a copy provided to Seller's attorney, a preliminary owner's title insurance commitment, together with copies of all exception documents referred to therein, to be issued by a title insurance company licensed and qualified to do business in Florida and approved by Buyer. The commitment and policy to be issued pursuant thereto shall be paid for by Seller, shall be issued at the minimum promulgated rate, and shall be in an amount equal to the amount of the Purchase Price. The policy and commitment shall be in a current ALTA standard form "B", except that there shall be no exceptions unless agreed to by Buyer. All standard title policy exceptions shall be deleted. The policy shall insure marketable title.

                 (b) The agent for the title insurance company shall be in attendance at the closing and be in a position to issue the title policy upon recording the appropriate documents and insure that Seller has complied with all requirements set forth under Florida Statutes 723.071(1), (2) and (3) to extinguish any right of purchase or rescission in favor of any tenants or homeowners association, if any, upon the execution and delivery of the statutory affidavit to be executed by Seller and to insure the Real Property free and clear of all exceptions to title other matters not objected to by Buyer.

          6. SURVEY. Buyer has at its expense obtained a current survey of the Real Property.

          7. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES. The representations and warranties of Seller contained in this Agreement shall be true and correct on the Closing Date. Seller, by having closed the sale of the Property, shall be deemed conclusively to have certified that as of the Closing Date all such representations and warranties were true and correct on the Closing Date.

          8. CLOSING. The sale and purchase transaction contemplated by this Agreement shall be closed and consummated on or before May 14, 1997 (the "Closing Date"). Closing shall be at the offices of Buyer's counsel or, at Buyer's option, may be effected through the mail as coordinated by counsel for Seller and Buyer. The closing shall be at 10:00 A.M. on the Closing Date unless otherwise agreed by the parties or their counsel. At the closing, Seller and, as applicable, Buyer shall execute and deliver the following documents in form acceptable to Buyer and/or undertake the following:

                 (a) All corporate certifications, resolutions and approvals necessary to evidence both the Seller's and Buyer's authority to enter into and consummate the transactions contemplated by this Agreement.

                 (b) General  Warranty Deed from Seller to Buyer conveying title


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

to the Real Property to Buyer free and clear of all liens, encumbrances and matters other than matters not objected to in writing by Buyer.

                 (c) Bill of Sale from Seller to Buyer transferring the Personal Property free and clear of all liens and encumbrances together with the original Motor Vehicle Certificate of Title (properly endorsed and lien free) for each mobile home unit and motor vehicle included in this purchase and sale. In the event Seller does not have the original Motor Vehicle Certificate of Title (or Manufacturer's Statement of Origin ("MSO")) at closing, Seller covenants and agrees to deliver to Buyer the original Motor Vehicle Certificate of Title (or
MSO), properly endorsed and lien free, within thirty (30) days after the Closing Date.

                 (d) Affidavit of No Liens by Seller.

                 (e) Gap Affidavit by Seller.

                 (f) Affidavit of Non-Foreign Status by Seller.

                 (g) Affidavit of Compliance by Seller in conformity with Chapter 723.072, Florida Statutes, and attesting that Seller has complied with all applicable provisions of Chapter 723 and all other applicable Florida and Federal laws and regulations relating to mobile home park communities.

                 (h) Certified rent roll dated and accurate as of the Closing Date and certified by Seller to Buyer.

                 (i) Assignment from Seller to Buyer assigning all of Seller's right, title and interest, to the extent it exists and without representation or warranty, in and to the name by which the Property is commonly known, and in all authorizations, permits, and licenses relating to the operation of the Property which are assignable by Seller, if any, and all Leases, Service Contracts and other items required to be assigned as set forth in this Agreement free and clear of all liens and encumbrances except for the matters permitted in this Agreement; all of which shall be assumed by Buyer effective from and after the Closing Date. Seller shall undertake all action, and execute all forms, required by all governmental authorities and contract vendors to effect this assignment.

                 (j) Assignment by Seller, to the extent they exist and without representation or warranty, of all currently existing and effective claims, guaranties, warranties, indemnifications and all other rights, if any, which Seller may have against suppliers, laborers, materialmen, contractors, or sub-contractors arising out of or in connection with the installation, construction and maintenance of the Property; all of which shall be assumed by Buyer effective from and after the Closing Date.

                 (k) Assignment by Seller, to the extent they exist to Buyer of all agreements and rights, if any, which Seller has for access and utilities to service the Property; all of which shall be assumed by Buyer effective from and after the Closing Date.

                 (l) Seller covenants and agrees to transfer, or cause to be transferred, to Buyer or to Buyer's designee, at closing or within sixty (60) days after closing, the Motor Vehicle Dealer Licenses utilized in connection with the Property.

                 (m) Closing Statement by Seller and Buyer.

                 (n) Such other documents as are reasonably necessary to close and consummate the purchase and sale transaction contemplated by this Agreement.

                 (o) Seller shall deliver and assign to Buyer all existing plans and specifications, marketing, engineering, architectural, and environmental reports, site plans and advertising brochures relating to the improvements located upon the Property which are in Seller's possession or reasonably accessible to Seller.

                 (p) Seller shall deliver and assign to Buyer all of Seller's right, title and interest, if any, in and to all licenses, approvals, permits, certificates of occupancy, impact fee credits, mobile home titles (for Seller owned mobile home units, if any) and such other comparable certificates or documents issued by the appropriate governmental authorities with respect to the Property or any part thereof which are legally assignable by Seller, if any.

                 (q) Buyer shall deliver to Seller the adjusted cash portion of the Purchase Price and authorize Escrow Agent's delivery of the Earnest Money Deposit to Seller. Said sum shall be paid, at Buyer's election, by locally drawn cashier's check or Federal Reserve Bank wire transfer.

          9. CLOSING COSTS. Seller shall pay for the cost of any corrective documents required for marketable and insurable title and the recording of the Warranty Deed, the documentary stamps on the Warranty Deed, all premiums, costs and fees associated with the issuance of the title binder and policy. Buyer shall pay for the survey and any environmental audits and other studies ordered by Buyer. Each party shall bear its own attorneys' fees and other professional costs, except as otherwise provided for herein.

          10. PRORATIONS. Except as otherwise set forth in this Agreement, all taxes and other operating expenses and revenue of the Property shall be prorated as of the Closing Date. Taxes shall be prorated based upon the current year's tax taking into account the maximum available discount. If the closing takes place and the current year's taxes are not fixed and the current year's assessment is available, taxes shall be prorated based upon such assessment and the prior year's millage. If the current year's assessment is not available, then taxes shall be prorated on the prior year's tax taking into account the maximum available discount. In the event the tax proration is incorrect on the Closing Date because the property is reassessed for the tax year 1997 by Pinellas County subsequent to the Closing Date, Buyer or Seller shall be entitled, as the case may be, to a reproration of such taxes upon written request made to the other party. Seller or Buyer shall remit the reproration adjustment amount requested within thirty (30) days of request therefor. In the event Seller or Buyer fails to remit the reproration amount requested within said thirty (30) day period, the party seeking reimbursement shall be entitled to all costs of collection, including all attorneys' fees and costs incurred in collection thereof and the amount owing shall bear interest at the rate of fifteen percent (15%) until paid, it being acknowledged that this right shall survive closing and delivery of the Deed. Certified, ratified and confirmed special assessments shall be paid by Seller. Special assessment liens pending as of the Closing Date shall be assumed by Buyer. Any rents received by Seller in respect of the period after the Closing Date shall be promptly remitted to Buyer. With regard to delinquent rents, if any, Buyer shall not be held responsible for and Buyer shall not be required to institute any proceedings whatsoever to collect such delinquent rents. All rents collected by Buyer during the first ninety (90) days after closing shall be first applied to current rents due and then to any delinquency. This obligation to remit shall survive the Closing and delivery of the Deed for a period of ninety (90) days. Seller shall deliver to Buyer at the closing copies of such statements, invoices, bills and receipts as shall be requested by Buyer to enable Buyer to verify the accuracy of the amounts of any prorations made pursuant to this paragraph. Buyer shall be credited at closing with all advance rentals and tenant security deposits previously paid to Seller. All prorations shall be made so that Seller has the benefit of all income and the burden of all expenses up to and including the Closing Date and Buyer has the benefit of all income and the burden of all expenses after the Closing Date.

          11. PERSONAL PROPERTY. Seller represents that it is the owner of all of the Personal Property free and clear of any and all liens and encumbrances other than mortgages, security agreements and financing statements which are to be released or satisfied of record at or prior to Closing hereunder. Seller agrees that it shall not remove from the Real Property any of the Personal Property currently used or useful in connection with the operation of the Real Property as a rental mobile home community except as may be required in the ordinary course of business for repair or replacement; any such replacement of an item of Personal Property pending Closing hereunder to be with a similar item or items of Personal Property of equal quality and quantity and free and clear of any liens and encumbrances other than mortgages, security agreements and financing statements to be released or satisfied of record at or prior to Closing hereunder.

          12. CONDEMNATION. If, prior to closing, all or any part of the Real Property is taken by any governmental authority under its power of eminent domain, Buyer shall have the option, to be exercised within ten (10) days after Buyer receives written notice from Seller of same:

                 (a) To take title to the Property at closing without any abatement or adjustment in the Purchase Price, in which event Seller shall unconditionally assign its rights in the condemnation award to Buyer (or Buyer shall receive the condemnation award from Seller if it has already been paid to Seller prior to closing); or

                 (b) To terminate this Agreement, whereupon the duties and obligations of each of the parties hereto shall end and Buyer shall be entitled to the prompt return from Escrow Agent of the Earnest Money Deposit and all interest earned thereon.

          13. RISK OF LOSS. Risk of loss by damage or destruction to the Property prior to closing shall be borne by Seller. In the event of substantial damage (i.e. in an amount in excess of $100,000.00) to said Property prior to the closing by fire or other casualty:

                 (a) Seller shall give prompt notice of such damage to Buyer;

                 (b) Seller shall furnish Buyer promptly with an estimate of the cost of the restoration, replacement or repair of such damage; and

                 (c) Buyer shall have the option to:

                           (i)  terminate  this  Agreement and obtain the prompt
return from Escrow Agent of its Earnest Money Deposit and all interest earned thereon; or

                           (ii) take title to the  Property  at closing  without
any abatement or adjustment in the Purchase Price, in which event Seller shall unconditionally assign its rights in any insurance proceeds to Buyer (or Buyer shall receive the insurance proceeds paid to Seller if they have already been paid prior to closing), together with payment from Seller to Buyer of the amount of the deductible under any of Seller's insurance policies.

          14. ASSIGNMENT OF NAME. At closing, Seller shall assign to Buyer, without limitation, all of its right, title and interest in the name by which the Property is commonly known hereinbefore referred to.

          15. SUPPLIES. Inventories of supplies, including but not limited to paint, toilet tissue, soap, paper towels and all cleaning materials, if any located on the Real Property on the Closing Date shall be transferred to Buyer at no additional cost at the time of closing and shall be covered by the Bill of Sale.

          16. INDEMNITY. Seller agrees to indemnify and hold Buyer harmless of and from all loss, cost, damage and expense of every kind, including reasonable attorneys' fees, which Buyer shall sustain or become liable for resulting from
(a) breach of any covenant, representation or warranty contained in this Agreement; or (b) Seller's ownership of the Property. Buyer agrees to indemnify and hold Seller harmless of and from all loss, cost, damage and expense of every kind, including reasonable attorneys' fees, which Seller shall sustain or become liable for resulting from Buyer's ownership of the Property from and after the Closing Date. The foregoing indemnity and all other indemnities contained in this Agreement shall survive closing.

          17. DEFAULT BY SELLER. If, under the provisions of this Agreement, Seller shall be obligated to complete the sale of the Property but fails to do so within the applicable period provided for closing and such default continues for a period of fifteen (15) days after written notice thereof from Buyer to Seller, or shall otherwise fail to perform any of the other obligations of Seller hereunder within the required time period, Buyer shall have the option, to be exercised in its sole discretion, to: (a) apply to the Circuit Court of the County where the Real Property is located to seek to have specific performance under this Agreement and in such action shall have the right to recover damages suffered by Buyer by reason of the delay in Buyer's acquisition of the Property; or (b) sue Seller for damages sustained by Buyer by reason of the default of Seller provided; or (c) obtain the prompt return from Escrow Agent of the Earnest Money Deposit, with interest, together with any other amounts due and owing to Buyer pursuant to the terms of this Agreement, and thereafter terminate this Agreement.

          18. DEFAULT BY BUYER. If, under the provisions of this Agreement, Buyer shall be obligated to complete the purchase of the Property but fails to do so within the applicable period provided for closing, and such default continues for a period of fifteen (15) days after written notice thereof from Seller to Buyer, Seller's sole right and exclusive remedy against Buyer shall be to obtain the Earnest Money Deposit (a) as consideration for the execution of this Agreement; (b) as agreed on liquidated damages sustained by Seller because of such default by Buyer (the parties hereto agreeing that the retention of such funds shall not be deemed a penalty, and recognizing the impossibility of precisely ascertaining the amount of damages to Seller because of such default and hereby declaring and agreeing that the sum so retained is and represents the reasonable damages of Seller); (c) in full settlement of any claims of damages and in lieu of a specific performance by Seller against Buyer; and (d) in consideration for the full and absolute release of Buyer by Seller of any and all further obligations under this Agreement. In the event Buyer defaults hereunder, Buyer shall forthwith on demand by Seller return to Seller all title papers and other documents relating to the Property, including Buyer's copy of this Agreement.

          19. FLORIDA MOBILE HOME ACT. Seller has previously delivered to Buyer a true and complete copy of all applicable versions of the prospectus or offering circular with respect to the Property required under ss.723.011 of the Florida Mobile Home Act. At the closing, Seller shall deliver to Buyer an executed original of the affidavit contemplated by ss.723.072 of said Act. Seller further agrees to promptly deliver to Buyer, upon Buyer's request, such other evidence of compliance with said Act and with all other relevant State and Federal laws and regulations relating to mobile home park communities as Buyer may reasonably require.

          20. BROKER'S COMMISSION. Seller and Buyer each warrant that there are no real estate or other brokers involved in this transaction and each party shall indemnify and hold harmless the other party from all claims or damages for any brokerage commissions and/or fees being claimed arising out of this transaction resulting from the actions of the defaulting party.

          21. ASSIGNMENT. Buyer shall have the right to assign this Agreement without the prior written consent of Seller to a single asset entity owned or controlled by Asset Investors Operating Partnership, L.P., a Delaware limited partnership ("AIOP"). In the event of an assignment to an entity owned or controlled by AIOP, Buyer shall have no further liability or responsibility under this Agreement.

          22. SURVIVAL OF AGREEMENT. The terms and conditions of this Agreement which expressly so state shall survive the closing hereof.

          23. TIME IS OF THE ESSENCE. Seller and Buyer acknowledge that time is of the essence of this Agreement.

          24. MODIFICATIONS. The parties acknowledge that this Agreement is the entire agreement between the parties with respect to the subject matter hereof and that this Agreement cannot be modified without a written agreement executed by both parties.

          25. ATTORNEYS' FEES. In the event of any litigation between the parties arising out of this Agreement, or the collection of any funds due Buyer or Seller pursuant to this Agreement, the prevailing party shall be entitled to recover all costs incurred and reasonable attorneys' fees and expenses incurred. As used herein and throughout this Agreement, the term "attorneys' fees" shall be deemed to include all fees incurred whether by attorneys, paralegals, legal assistants or law clerks whether in pretrial, trial, appeal, bankruptcy, collection or declaratory proceedings. The provisions of this paragraph shall survive closing and delivery of the deed.

          26. ESCROW AGENT. The sole responsibility of the Escrow Agent shall be to deposit the Earnest Money Deposit in an account and documents necessary to do so and to disburse said funds according to the terms of this Agreement. In the event of a breach of this Agreement by either Seller or Buyer, or if, in the sole discretion of the Escrow Agent, some doubt exists as to when, to whom or under what circumstances such Earnest Money Deposit shall be disbursed hereunder, and the parties hereto are unable after ten (10) days' prior written notice thereof from Escrow Agent to agree and direct Escrow Agent, in writing, as to when, to whom or under what circumstances Escrow Agent shall disburse the same, Escrow Agent shall be entitled to interplead said Earnest Money Deposit into the Circuit Court of Pinellas County, Florida, without further liability or responsibility on its part. Costs, expenses and attorneys' fees incurred by Escrow Agent in connection with any such interpleader may be deducted by Escrow Agent from the amount of the Earnest Money Deposit prior to its deposit into the registry of the Court. In any event, however, all parties agree that Escrow Agent shall have no liability or any further responsibility to any party or person whomsoever for any disbursement of the Earnest Money Deposit made by Escrow Agent in good faith unless such disbursement shall constitute a willful breach of the duties and obligations of Escrow Agent under this Agreement or gross negligence on the part of Escrow Agent. Buyer acknowledges that Escrow Agent is the attorney for Seller and agrees that Escrow Agent may represent
Seller in connection with any dispute arising under this Agreement notwithstanding such service as Escrow Agent under this Agreement. The interest received on the Earnest Money Deposit shall be applied to the account of Buyer at closing. The Escrow Agent has executed the receipt attached to this Agreement to confirm that the Escrow Agent is holding and will hold and disburse funds paid in respect of the Purchase Price in escrow pursuant to the provisions of this Agreement and as directed by the parties in the Settlement (Closing) Statement.

          27. NOTICE. Any notice, request, instruction or demand to be given hereunder shall be given as follows:

If to the Seller:

         To:               FAE Mobile Home Properties (1974)
         Address:          2 Ponds Edge Drive
                           Chadds Ford, PA 19317
         Telephone:        (610) 388-9600
         Fax:              (610) 388-9616

         With copies to attorney for Seller:

         To:               Joseph W. Gaynor, Esq.
         Address:          Joseph W. Gaynor, P.A.
                           2637 McCormick Drive, Suite B
                           Clearwater, FL 34619
         Telephone:        (813) 669-9200
         Fax:              (813) 791-7920

If to the Buyer:

         To:               Ms. Leslie B. Fox, President
         Address:          Asset Investors Operations Partnership, L.P.
                           3600 S. Yosemite Street
                           Suite 900
                           Denver, CO  80237

         Telephone:        303-804-7732
         Fax:              303-771-3461


         With copies to attorney for Buyer:

         To:               Stephen J. Mitchell, Esquire
         Address:          Annis, Mitchell, Cockey, Edwards,
                           and Roehn, P.A.
                           201 N. Franklin Street
                           Suite 2100
                           Tampa, Florida  33602
         Telephone:        (813) 229-3321
         Fax:              (813) 223-9067


If to the Escrow Agent:

         Escrow            David S. Bernstein, Esquire
          Agent:           Ruden, McClosky, Smith, Schuster
         Address:          & Russell, P.A.
                           150 Second Avenue North
                           17th Floor
                           St. Petersburg, FL  33701

         Telephone:        (813) 895-1971
         Fax:              (813) 823-8979


          28. NO ASSUMPTION OF LIABILITIES. The parties acknowledge that this transaction contemplates only the sale and purchase of the Property and that the Seller is not selling a business nor do the parties intend that Buyer be deemed a successor of Seller with respect to any liabilities of Seller to any third parties. Accordingly, in addition to the other terms and conditions of this Agreement, Buyer shall neither assume nor be liable for any payments and benefits to past and/or present employees of Seller in connection with the business being conducted on or from the Property as may have accrued through the Closing Date, including, but not limited to, salaries, wages, commission, bonuses, vacation pay, health and welfare contributions, pensions, profit sharing, severance or termination pay, taxes or any other form of compensation or fringe benefit.

          29. CONSTRUCTION. This Agreement has been negotiated between the parties, each of whom have been represented by counsel. Accordingly, this Agreement shall not be construed against either party as the drafter of the Agreement in the event of any litigation with respect to it.

          30. RADON GAS Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                  The foregoing notice is provided pursuant to ss. 404.056(8), Florida Statutes (1992), which requires that such notice be included in certain real estate documents.

          31. VENUE. Venue for any legal proceeding hereunder shall be in Pinellas County, Florida, except with respect to an interpleader action pursuant to paragraph 26 hereunder which the parties acknowledge shall be instituted in Pinellas County, Florida, pursuant to said paragraph.

          32. WAIVER OF JURY TRIAL. Seller and Buyer knowingly, voluntarily and intentionally waive any right to trial by jury in respect to any litigation arising out of, under or in connection with this Agreement or the transaction described herein.

          33. EFFECTIVE DATE. Unless otherwise set forth herein, the Effective Date shall be the date on which the later of Seller and Buyer executes this Agreement, as evidenced by the date inserted below the signature block.

          34. PARTIAL INVALIDITY. If any term or provision of this Agreement shall be held illegal, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such term and provision shall be valid and shall remain in full force and effect.

          35. COUNTERPART EXECUTION. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

          36. FACSIMILE. A facsimile of this Agreement or any portion hereof, including the signature page of any party, shall be deemed an original for all purposes.

          37. SEC AND IRC. Seller agrees to cooperate with Buyer prior to and after Closing in providing such information as is required by the Internal Revenue Code and by the regulations of the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year indicated below.

WITNESSES:                                            [SELLER], a ______

WITNESSES:                                   FAE MOBILE HOME PROPERTIES  (1974),
                                             Pennsylvania   limited  partnership
                                             authorized to transact  business in
                                             the state of  Florida as FAE MOBILE
                                             HOME PROPERTIES  (1974),  A LIMITED
                                             PARTNERSHIP

/s/Gail E. Martin                            By: BRANDYWINE CORPORATION, a
Print Name: Gail E. Martin                       Delaware corporation authorized
                                                 to transact business in the
/s/Greg Duoranemski                              state of Florida as BRANDYWOOD
Print Name:Greg Duoranemski                      CORPORATION, its sole general
                                                 partner


                                              By: /s/Bruce E. Moore
                                                 -------------------------------
                                                 Bruce E. Moore,
                                                 President

As to Seller                                                "Seller"

                                          SELLER'S EXECUTION DATE: May 13, 1997

                                            HFIC INC., a Missouri
                                            corporation


___________________________                 By:/s/Timothy Heuer
___________________________                 ------------------------------------
Print Name:________________                 Print Name: Timothy Heuer
                                            Title: Vice President
___________________________
Print Name:________________

As to Buyer                                                 "Buyer"

                                          BUYER'S EXECUTION DATE:_______________



6374-001-0416130.01